Exhibit 1.1

EXECUTION COPY

21,000,000 Shares

Portland General Electric Company

Common Stock

EQUITY UNDERWRITING AGREEMENT

June 12, 2007

Deutsche Bank Securities Inc.
Lehman Brothers Inc
As Representatives of the
Several Underwriters

c/o	Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Ladies and Gentlemen:

Enron Disputed Claims Reserve, created pursuant to Section 21.3(a) of the Supplemental Modified Fifth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, in In re Enron Corp., et al. (the “Plan”) for the benefit of holders of claims under the Plan, by BDHLR, LLC in its capacity as Disbursing Agent under the Plan (the “Selling Shareholder”) proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 21,000,000 shares (the “Firm Shares”) of Portland General Electric Company, an Oregon corporation (the “Company”), common stock, no par value (the “Common Stock”).  The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Selling Shareholder also proposes to sell at the Underwriters’ option an aggregate of up to 2,658,106 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company and the Selling Shareholder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the Underwriters’ option in whole or in part for the accounts of the several Underwriters.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDER.

(a)  The Company represents and warrants to each of the Underwriters as follows:

(i)  An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-143472) in respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder.  The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.  Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any post-effective amendment thereto filed by the Company pursuant to Rules 413(b) and 462(f) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the prospectus in the form first used to confirm sales of Shares and filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a)(i) hereof.  Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters.

(ii)  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing

Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Statutory Prospectus or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives or by the Selling Shareholder, specifically for use therein, it being understood and agreed that the only such information is that described in Sections 13(a) and 13(b) herein, respectively.  As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:00 pm (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented by any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, in each case, immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(iii)  The Company has been duly organized and is in active status under the laws of the State of Oregon, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).  The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on earnings, business, properties, operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(iv)  The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock by the Company, other than those which have been waived or satisfied, and other than the rights of the Selling Shareholder under the Registration Rights Agreement, dated as of May 31, 2007, between the Company and the Selling Shareholder.

(v)  The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus.  All of the Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(vi)  The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Registration Statement as of each effective date and at the date hereof, the Closing Date and any Option Closing Date, and the Prospectus, as of its date and at the date hereof, the Closing Date and any Option Closing Date, complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations.  The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform in all respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Act, as applicable, and the rules and regulations of the Commission thereunder.  The Registration Statement and any amendment thereto as of each effective date and at the date hereof, the Closing Date and any Option Closing Date, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus and any amendments and supplements thereto as of its date and at the date hereof, the Closing Date and any Option Closing Date, did not contain, and will not contain, any untrue statement of a material fact; and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives or by the Selling Shareholder, specifically for use therein, it being understood and agreed that the only such information is that described in Sections 13(a) and 13(b) herein, respectively.

(vii)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives or by the Selling Shareholder, specifically for use therein, it being understood and agreed that the only such information is that described in Sections 13(a) and 13(b) herein, respectively.

(viii)  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(ix)  (A) At the time of filing the Registration Statement, (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (C) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(x)  (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(xi)  The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein.  The other financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(xii)  Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(xiii)  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xiv)  Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.

(xv)  There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which (A) would reasonably be expected to have a Material Adverse Effect or (B) would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi)  The Company has good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except (A) such as are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, (C) such as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (D) “prior lien indebtedness” and “permitted encumbrances” as such terms are defined in the Indenture of Mortgage and Deed of Trust dated July 1, 1945, between the Company and HSBC USA, National Association (as successor to The Marine Midland Trust Company of New York), as amended and supplemented from time to time or (E) restrictions with respect to certain properties co-owned by the Company or any of its subsidiaries and unrelated third parties as set forth in tenancy-in-common or like agreements.  The Company and its subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the

Registration Statement, the General Disclosure Package and the Prospectus, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole, in any material respect.

(xvii)  The Company has filed directly or indirectly as part of a consolidated or unitary group all federal, state, local and foreign tax returns which have been required to be filed by it through the date hereof and have paid all taxes indicated by such returns and all assessments received by it to the extent that such taxes have become due (except for such taxes that are not yet delinquent or that are being contested in good faith and by proper proceedings), except in each case where the failure to pay or file would not reasonably be expected to have a Material Adverse Effect.  All tax liabilities have been adequately provided for in the financial statements of the Company, except as would not reasonably be expected to have a Material Adverse Effect, and the Company does not know of any actual or proposed additional material tax assessments.

(xviii)  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect, except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, and the Company has not entered into any transaction, and there is no transaction that is probable of being entered into by the Company, that is material to the Company and its subsidiaries, taken as a whole, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented.  The Company has no contingent obligations that are required to be disclosed in the Company’s financial statements, which are included in the Registration Statement, the General Disclosure Package and the Prospectus, but are not so disclosed.

(xix)  The Company is not (A) in violation of its articles of incorporation or by-laws or (B) in violation of or in default under, or with the giving of notice or lapse of time or both, will not be in violation of or in default under, any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (B), which violation or default would have a Material Adverse Effect or would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, (B) result in any violation of the articles of incorporation or by-laws of the Company or (C) result in any violation by the Company of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except, in the case of clauses (A) and (C) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby, and, except, in the case of clauses (A) and

(C) above, in the event the Underwriters sell 3,125,369 Shares (representing 5% of the outstanding shares of Common Stock as of the date hereof) or more of the Shares to any single legal entity or person, or vote, at any time, Shares representing 5% or more of the outstanding Common Stock, for any application for prior authorization that may be required under such circumstances by the Federal Energy Regulatory Commission (“FERC”) pursuant to Section 203 of the Federal Power Act, 16 U.S.C. § 824b (2000), as revised by Section 1289 of the Energy Policy Act of 2005, or as a result of the commitment made by the Company to FERC in Docket No. EC05-140-000 to seek prior FERC authorization and approval under such circumstances.

(xx)  This Agreement has been duly authorized, executed and delivered by the Company.

(xxi)  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body required of the Company in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws and except, in the event the Underwriters sell 3,125,369 Shares (representing 5% of the outstanding shares of Common Stock as of the date hereof) or more of the Shares to any single legal entity or person, or vote, at any time, Shares representing 5% or more of the outstanding Common Stock, for any application for prior authorization that may be required under such circumstances by the FERC pursuant to Section 203 of the Federal Power Act, 16 U.S.C. § 824b (2000), as revised by Section 1289 of the Energy Policy Act of 2005, or as a result of the commitment made by the Company to FERC in Docket No. EC05-140-000 to seek prior FERC authorization and approval under such circumstances) has been obtained or made and is in full force and effect.

(xxii)  The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company owns or possesses the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own, license or otherwise possess such rights would not reasonably be expected to have a Material Adverse Effect; the Company has not infringed, and has not received notice of conflict with, any Intellectual Property of any other person or entity, except in each case such infringements or conflicts that would not reasonably be expected to have a Material Adverse Effect.  The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors.

(xxiii)  Neither the Company, nor to the Company’s knowledge, any of its affiliates (other than the Selling Shareholder), has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(xxiv)  The Company is not or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended, and the rules and regulations of the Commission thereunder.  The Company is not a “holding company” under the Public Utility Holding Company Act of 2005.

(xxv)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvi)  The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxvii)  The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(xxviii)  Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company (other than the Selling Shareholder) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(xxix)  Except as would not reasonably be expected to have a Material Adverse Effect, the Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses.

(xxx)  Except as would not reasonably be expected to have a Material Adverse Effect, the Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xxxi)  To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.

(xxxii)  Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, except in any such case for any such violation, contamination, liability or claim as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company is not aware of any pending investigation which might lead to such a claim.

(xxxiii)  The Common Stock is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action, and has no intention, to delist the Common Stock from the NYSE.

(b)  The Selling Shareholder represents and warrants to each of the Underwriters and the Company as follows:

(i)  The Selling Shareholder now has and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined) will have good and marketable title to the Firm Shares and the Option Shares to be sold by the Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares; and upon the delivery of, against payment for, such Firm Shares and Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii)  The Selling Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.  The execution and delivery of this Agreement and the consummation by the Selling Shareholder of the transactions herein contemplated and the fulfillment by the Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except for those that, as of the date hereof, have previously been granted, and except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of the Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Shareholder is a party, or of any order, rule or regulation applicable to the Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except in the event the Underwriters sell 3,125,369 Shares (representing 5% of the outstanding shares of Common Stock as of the date hereof) or more of the Shares to any single legal entity or person, or vote, at any time, Shares representing 5% or more of the outstanding Common Stock, for any application for prior authorization that may be required under such circumstances by the FERC pursuant to Section 203 of the Federal Power Act, 16 U.S.C. § 824b (2000), as revised by Section 1289 of the Energy Policy Act of 2005, or as a result of the commitment made by the Selling Shareholder to FERC in Docket No. EC05-140-000 to seek prior FERC authorization and approval under such circumstances.

(iii)  The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.  You acknowledge that the Selling Shareholder has in the past made, and in the future may make, distributions of shares of Common Stock to holders of allowed claims (“DCR Distributions”) pursuant to the Plan.

(iv)  As of the Applicable Time and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, based upon information that was furnished to the Company by or on behalf of the Selling Shareholder, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13(b) herein.

(v)  No consent, approval or waiver is required under any instrument or agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Shareholder under this Agreement or the consummation by the Selling Shareholder of any of the other transactions contemplated hereby, except for any such consent, approval or waiver that has already been obtained, and except, in the event the Underwriters sell 3,125,369 Shares (representing 5% of the outstanding shares of Common Stock as of the date hereof) or more of the Shares to any single legal entity or person, or vote, at any time, Shares representing 5% or more of the outstanding Common Stock, for any application for prior authorization that may be required under such circumstances by the FERC pursuant to Section 203 of the Federal Power Act, 16 U.S.C. § 824b (2000), as revised by Section 1289 of the Energy Policy Act of 2005, or as a result of the commitment made by the Selling Shareholder to FERC in Docket No. EC05-140-000 to seek prior FERC authorization and approval under such circumstances.

(vi)  Except as disclosed on Schedule IV hereto, there are no affiliations or associations between any member of the NASD and the Selling Shareholder or any affiliate of the Selling Shareholder, except as set forth in the Registration Statement.

(vii)  To the knowledge of the Selling Shareholder, no preemptive rights of shareholders exist with respect to any of the Shares or the sale thereof.

(viii)  The Selling Shareholder will not directly or indirectly use the proceeds of the offering or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.  You acknowledge that the Selling Shareholder has in the past and will in the future make distributions to holders of claims pursuant to the Plan.

2.             PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Shareholder agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $25.22 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)  Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Selling Shareholder for the shares to be sold by the Selling Shareholder against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of American Stock Transfer & Trust Company, as the Company’s transfer agent and registrar (the “Transfer Agent”), New York, New York, at 10:00 a.m., New York time, on the fourth business day after the date of this Agreement or at such other time and date not later than six business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  (As used herein, “business day” means a day on which the NYSE is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

(c)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2.  The maximum number of Option Shares to be sold by the Selling Shareholder is 2,658,106 Shares.  The option granted hereby may be exercised in whole or in part by giving written notice at any time and from time to time until the 30th day following the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Selling Shareholder setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  The option with respect to the Option Shares granted hereunder may be exercised if the Underwriters sell more than the number of Firm Shares in the offering.  You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholder.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Selling Shareholder against delivery of certificates therefor through the facilities of the Transfer Agent, New York, New York.

3.             OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.             COVENANTS.

(a)  The Company covenants and agrees with the several Underwriters that:

(i)  The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the

Commission subsequent to the date of the Prospectus, and with respect to each of clauses (A) through (C), prior to the termination of the offering of the Shares by the Underwriters.

(ii)  The Company will (A) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (C) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (D) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(iii)  The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(iv)  If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representatives, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (C) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (D) promptly notify the Representatives of such effectiveness.  The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible.  References herein to the Registration

Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(v)  The Company agrees to pay the required filing fees to the Commission relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; provided, however, that it shall be a condition to the Company’s obligation to file the Registration Statement or Prospectus that the Selling Shareholder pay the Company within five days of the Company’s request, the estimated amount of such required filing fees.

(vi)  The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or take any action that would subject itself to taxation in any jurisdiction if it is not otherwise so subject. The Company will maintain such qualifications in effect so long as required for the distribution of the Shares.

(vii)  The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.  The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (without exhibits) as the Representatives may reasonably request.

(viii)  The Company will use its best efforts to comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters of such event and either (A) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (B) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(ix)  If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters of such event and will either (A) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (B) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with the law.

(x)  The Company will make generally available to its security holders, as soon as reasonably practicable but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; provided that (1) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (2) such delivery requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(xi)  No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 60 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives, provided, however, that the Company may issue and sell Common Stock pursuant to any stock incentive plan, employee stock purchase plan or dividend reinvestment plan of the Company in effect at the Applicable Time and the Company may issue Common Stock issuable upon the settlement of dividend equivalent rights outstanding at the Applicable Time or issued pursuant to any stock incentive plan in effect at the Applicable Time.

(xii)  The Company will not take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(b)  The Selling Shareholder covenants and agrees with the several Underwriters and the Company that:

(i)  No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Shareholder nor any request for the registration of the offer or sale of any of the foregoing (or as to which the Selling Shareholder has the right to direct the disposition of) will be made for a period of 60 days after the date of this Agreement, directly or indirectly, by such Selling Shareholder otherwise than hereunder or with the prior written consent of the Representatives or pursuant to any court order.  In addition, nothing contained herein shall limit the ability of the Selling Shareholder or any of its affiliates to make DCR Distributions in accordance with the Plan.

(ii)  In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(iii)  The Selling Shareholder will not take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares; provided, however, nothing herein shall limit the ability of the Selling Shareholder to make DCR Distributions in accordance with the Plan.

(iv)  The Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

(v)  During the Prospectus Delivery Period, the Selling Shareholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any change in the information relating to the Selling Shareholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.

(c)  Each Underwriter severally and not jointly hereby represents and agrees that:

(i)  It has not and will not distribute, use or authorize use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (x) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (y) any Issuer Free Writing Prospectus listed on Schedule III or prepared pursuant to Section 4(a)(ii) above (including any electronic road show), or (z) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (x) and (z), an “Underwriter Free Writing Prospectus”).

(ii)  It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (c)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(iii)   It will retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act.

(iv)  It has not and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(c)(i) above.

(v)  It intends to acquire Firm Shares and the Option Shares solely to resell to various institutional and retail customers in a manner consistent with customary underwritten offerings and does not intend to acquire such shares as an investment for its own account and it does not intend to exercise any control or influence, directly or indirectly, over the policies, actions or management of the Company and will not, at any time, vote Shares representing 5% or more of the outstanding shares of Common Stock.

(vi)  It will not sell 3,125,369 (representing 5% of the outstanding shares of Common Stock as of the date hereof) or more of the Shares to any single legal entity or person in the offering of the Shares.

5.             COSTS AND EXPENSES.

(a)  Except as set forth in Sections 5(b) and 5(c) below, the Selling Shareholder will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including, without limiting the generality of the foregoing, the following:  the fees and disbursements of counsel for the Selling Shareholder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the Transfer Agent’s fees, the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; any supplemental Listing Fee of the NYSE; the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, incremental travel and lodging expenses of the representatives and officers of the Company, the Selling Shareholder and the Underwriters (provided that the amount the Selling Shareholder shall be obligated to pay for any travel expenses for any aircraft chartered in connection with the road show shall be limited to an amount reasonably estimated to equal the total cost of air travel for such representatives and officers traveling on the chartered aircraft had such officers and representatives purchased full fare business class airfare on a major commercial airline and provided that the Underwriters shall be obligated to pay for such expenses for chartered aircraft in excess of such amounts the Selling Shareholder is obligated to pay); and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws.  Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Selling Shareholder.

(b)  The Company will pay all fees and disbursements of counsel for the Company, fees and disbursements of the independent registered public accounting firm of the Company and fees and disbursements of other persons retained by the Company; provided, however, that the Selling Shareholder shall pay $250,000 to the Company towards the Company’s costs.

(c)  The Company and the Selling Shareholder shall not be required to pay for any of the Underwriter’s expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder unless the failure of the condition in Section 6 hereof relates to a failure of the conditions in Sections 6(d), (6)(h) or 6(i) (solely as to the Selling Shareholder’s obligations therein), in which case the Selling Shareholder shall reimburse the several Underwriters for such designated expenses; but neither the Company nor the Selling Shareholder shall in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.             CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholder contained herein, and to the performance by the Company and the Selling Shareholder of their covenants and obligations hereunder and to the following additional conditions:

(a)  The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included or incorporated by reference in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or the Selling Shareholder, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Douglas R. Nichols, Vice President, General Counsel and Secretary for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, substantially in the form of Exhibit A hereto.

(c)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, substantially in the forms of Exhibit B-1 and Exhibit B-2 hereto.

(d)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Bell, Boyd & Lloyd LLP, counsel for the Selling Shareholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in the form of Exhibit C hereto and otherwise in form and substance reasonably satisfactory to the Representatives.

(e)  The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in the form and substance satisfactory to the Representatives.

(f)  You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)  The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, as of the Closing Date or the Option Closing Date, as the case may be, substantially in the form of Exhibit D hereto.

(h)  The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Selling Shareholder, as of the Closing Date or the Option Closing Date, substantially in the form of Exhibit E hereto.

(i)  The Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholder of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Selling Shareholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.             CONDITIONS OF THE OBLIGATIONS OF THE SELLING SHAREHOLDER.

The obligations of the Selling Shareholder to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.             INDEMNIFICATION.

(a)  The Company agrees:

(1)  to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives or by the Selling Shareholder, specifically for use therein, it being understood and agreed that the only such information is that described in Sections 13(a) and 13(b) herein, respectively; and

(2)  to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding for which the Underwriter may be indemnified under Section 8(a)(1) above.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)  The Selling Shareholder agrees to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 8(a) above; provided, however, that the Selling Shareholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the information described as such in Section 13(b) herein; and provided further, that the liability of the Selling Shareholder shall not exceed the amount of net proceeds received by the Selling Shareholder from the Underwriters in the offering.  This indemnity obligation will be in addition to any liability which the Company may otherwise have.

(c)  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholder, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein.  This indemnity obligation will be in addition to any liability which such Underwriter may otherwise have.

(d)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or the existence of additional or differing defenses or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Selling Shareholder in the case of parties indemnified pursuant to Section 8(c).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(e)  To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection 8(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Shareholder shall not be required to contribute any amount in excess of the net proceeds received by the Selling Shareholder from the Underwriters in the offering.  The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company, the Selling Shareholder and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, or the Selling Shareholder or any person controlling the Selling Shareholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company or the Selling Shareholder or any person controlling the Selling Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.             DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Selling Shareholder such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Selling Shareholder or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in Sections 5 and 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.           NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York  10005; Attention:  Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention:  General Counsel, and Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department, Fax: (646) 834-8133, with a copy in the case of any notice pursuant to Section 8(d) hereof, to the Director of Litigation, Office of General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022, Fax: (212) 520-0421; if to the Company, to Portland General Electric Company, 121 SW Salmon Street, Portland, Oregon 97204, Attention:  General Counsel, Fax: (503) 464-2222, and copies to Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, N.W., Washington, D.C. 20005, Attention:  Michael P. Rogan, Esq., Fax: (202) 393-5760; or if to the Selling Shareholder, to BDHLR, LLC on behalf of the Enron Disputed Claims Reserve c/o Enron Creditors Recovery Corp., 1331 Lamar Street, Suite 1600, Houston, Texas 77010, Attention:  Mr. John J. Ray, III, Fax: (713) 853-2534, and copies to Bell, Boyd & Lloyd LLP, 70 West Madison Street, Suite 3100, Chicago, Illinois 60602, Attention:  D. Mark McMillan, Esq., Fax:  (312) 827-8001.

11.           TERMINATION.

This Agreement may be terminated by you by notice to the Company and the Selling Shareholder (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred:  (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States, which is material and adverse, would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) any suspension of trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) after the date hereof, any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), or (v) the suspension of trading of the Company’s common stock by the NYSE, the Commission, or any other governmental authority.

12.           SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.           INFORMATION PROVIDED BY UNDERWRITERS AND THE SELLING SHAREHOLDER.

(a)           The Company, the Selling Shareholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of (i) the name of each Underwriter on the front and back covers of the Prospectus Supplement, (ii) the statement “The underwriters expect to deliver the shares against payment on or about June 18, 2007” at the bottom of the front cover of the Prospectus Supplement, (iii) the names and corresponding number of shares of Common Stock set forth in the table of Underwriters under the first paragraph of text under the section captioned “Underwriting” in the Prospectus Supplement, (iv) in the section captioned “Underwriting” in the Prospectus Supplement, the information set forth in (a) the third paragraph concerning the terms of the offering, (b) the last sentence of the fourth paragraph concerning the terms of the offering of additional shares of Common Stock, (c) the ninth through fourteenth paragraphs concerning the purchase and sale in the open market by the Underwriters of shares of Common Stock, short positions, stabilization by the Underwriters, and penalty bids and (d) the fifteenth paragraph concerning Internet distribution, (v) the information set forth in the section captioned “Underwriting — Notice to Prospective Investors in the European Economic Area,” and (vi) the information set forth in the section captioned “Underwriting — Notice to Prospective Investors in the United Kingdom.”

(b)           The Company, the Selling Shareholder and the Underwriters acknowledge and agree for all purposes of this Agreement and, the Company and the Selling Shareholder acknowledge and agree for all purposes of the Registration Rights Agreement, dated as of May 31, 2007, between the Company and the Selling Shareholder, that the only information furnished or to be furnished by the Selling Shareholder to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of (i) the name of the Selling Shareholder set forth in the table under the section captioned “Selling Shareholder,” (ii) the statements in the following locations of the Prospectus Supplement pertaining to the number of shares owned and the number of shares proposed to be sold by the Selling Shareholder, including pursuant to the grant of an option to the Underwriters to purchase additional shares: (a) the front and back covers of the Prospectus

Supplement, including in the first and fifth paragraphs on the front cover, (b) the second paragraph under the section captioned “Prospectus Supplement Summary — Portland General Electric Company — Our Recent History,” (c) the first, third and fourth paragraphs under the section captioned “Prospectus Supplement Summary — The Offering,” (d) in the section captioned “Selling Shareholder” and (e) the fourth paragraph under the section captioned “Underwriting,” (iii) the following statements concerning the elimination of the co-sale requirement:  (a) the sixth and seventh sentences of the second paragraph under the section captioned “Prospectus Supplement Summary — Portland General Electric Company — Our Recent History” and (b) the fourth and fifth sentences of the second paragraph under the section captioned “Selling Shareholder,” (iv) the statement “were issued to a Disputed Claims Reserve, or DCR, created by the bankruptcy plan and controlled by the disbursing agent under the bankruptcy plan, which currently is BDHLR, LLC” appearing in the second sentence of the second paragraph under the section captioned “Prospectus Supplement Summary — Portland General Electric Company — Our Recent History,” (v) footnotes (1), (3) and (4) to the table under the section captioned “Selling Shareholder” and (vi) the statement under the sixth paragraph of the section captioned “Underwriting” pertaining to the Selling Shareholder’s estimate of its share of the total expenses of the offering.

14.           MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Shareholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company and the Selling Shareholder acknowledge and agree that each Underwriter in providing investment banking services to the Selling Shareholder in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company or the Selling Shareholder does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholder, the Company and the several Underwriters in accordance with its terms.

[Signature page follows]

Very truly yours,

PORTLAND GENERAL ELECTRIC COMPANY

		By	/s/ James J. Piro
		Name:	James J. Piro
		Title:	Executive Vice President & Chief Financial Officer

Enron Disputed Claims Reserve, created pursuant to Section 21.3(a) of the Supplemental Modified Fifth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, in In re Enron Corp., et al. (the “Plan”) for the benefit of holders of claims under the Plan, by BDHLR, LLC in its capacity as Disbursing Agent under the Plan

		By	/s/ John J. Ray, III
		Name:	John J. Ray
		Title:	President, BDHLR, LLC

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

DEUTSCHE BANK SECURITIES INC.
LEHMAN BROTHERS INC

As Representatives of the several
Underwriters listed on Schedule I

By:	Deutsche Bank Securities Inc.

By	/s/ Frank Kinney
Name: Frank Kinney
Title: Managing Director

By	/s/ Nadeem Nisar
Name: Nadeem Nisar
Title: Director

By:	Lehman Brothers Inc.

By	/s/ John Plaster
Name: John Plaster
Title: Managing Director

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Number of Firm Shares
Underwriter	to be Purchased

Deutsche Bank Securities Inc.	12,600,000
Lehman Brothers Inc.	8,400,000
Total	21,000,000

SCHEDULE II

PORTLAND GENERAL ELECTRIC COMPANY
Secondary Offering of 21,000,000 shares of Common Stock

Price to public:	$26.00

Price to selling shareholders:	$25.22

Gross spread (%):	3.00%

Gross spread ($):	$0.780

Selling concession:	$0.468

Reallowance:	$0.00

Total concession:	$0.780

Trade date:	June 12, 2007

Settlement date:	June 18, 2007

Underwriting amounts:	Deutsche Bank Securities Inc.	12,600,000
	Lehman Brothers Inc.	8,400,000
	Total	21,000,000

SCHEDULE III

Issuer Limited Use Free Writing Prospectuses

None

SCHEDULE IV

Affiliations or Associations between
NASD Members and the Selling Shareholder or its Affiliates

Robert M. Deutschman, one of the DCR Overseers and a member of BDHLR, LLC, is a managing director of Cappello Capital Corp., a registered broker-dealer and NASD member.